EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying quarterly report of Whittier Energy Corporation (the “Company”) on Form 10-QSB for the period ended September 30, 2005, (the “Report”), I, Bryce W. Rhodes, Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	/s/ Bryce W. Rhodes
Bryce W. Rhodes
Chief Executive Officer